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                                                                     EXHIBIT 3.4

                        THIRD CERTIFICATE OF AMENDMENT
                                     TO THE
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          CYPRESS COMMUNICATIONS, INC.


     CYPRESS COMMUNICATIONS, INC. (the "Corporation"), a corporation organized under the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies that:

     1. This Third Certificate of Amendment amends the Amended and Restated Certificate of Incorporation of the Corporation.

     2. The Board of Directors of the Corporation and the requisite majority of each class of outstanding stock of the Corporation entitled to vote thereon duly adopted and approved the amendments set forth herein in compliance with Section 242 of the DGCL.

     3. Part A of Article IV of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:

                          "PART A.  Authorized Shares
                                    -----------------

         The total number of shares of capital stock which the Corporation shall have authority to issue is 19,047,302.10 shares, consisting of:

         (a) 7,920,467.32 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"); and

         (b)   11,126,834.78 shares of Common Stock, par value $.001 per share."

     4. Part C of Article IV of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:

                    "PART C.  Designation of Preferred Stock
                              ------------------------------

         The Corporation hereby designates 1,211,140 shares of Preferred Stock as Series A Preferred Stock, 1,919,188 shares of Preferred Stock as Series B Preferred Stock, 579,613 shares of Preferred Stock as Series B-1 Preferred Stock, and 4,210,526.32 shares of Preferred Stock as Series C Preferred Stock. Such shares shall have the respective rights and preferences set forth in the Second Amended Certificate of Designation of Series A Preferred Stock, Amended Certificate of Designation of Series B Preferred Stock and Series B-1 Preferred Stock, and Certificate of Designation of Series C Preferred Stock and Series C-1 Preferred Stock attached hereto as Exhibit A and incorporated herein by reference."
                        ---------

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     5.  The Second Amended Certificate of Designation of Series A Preferred
Stock, Amended Certificate of Designation of Series B Preferred Stock and Series B-1 Preferred Stock, and Certificate of Designation of Series C Preferred Stock and Series C-1 Preferred Stock of Cypress Communications, Inc. (attached as Exhibit A to the Second Certificate of Amendment to the Amended and Restated
---------
Certificate of Incorporation) is hereby amended by deleting the first sentence of the first paragraph thereof and inserting in lieu thereof the following new first sentence of the first paragraph:

         "One Million Two Hundred Eleven Thousand One Hundred Forty (1,211,140) of the authorized shares of Preferred Stock are hereby designated "Series A Preferred Stock" (the "Series A Preferred"), One Million Nine Hundred Nineteen Thousand One Hundred Eighty Eight (1,919,188) are hereby designated "Series B Preferred Stock" (the "Series B Preferred"), Five Hundred Seventy-Nine Thousand Six Hundred Thirteen (579,613) are hereby designated "Series B-1 Preferred Stock" (the "Series B-1 Preferred"), Four Million Two Hundred Ten Thousand Five Hundred Twenty-Six and 32/100 (4,210,526.32) are hereby designated "Series C Preferred Stock" (the "Series C Preferred"), and no shares are hereby designated "Series C-1 Preferred Stock" (the "Series C-1 Preferred").

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     IN WITNESS WHEREOF, this Third Certificate of Amendment to the Amended and
Restated Certificate of Incorporation has been executed by the duly authorized officer of CYPRESS COMMUNICATIONS, INC. on this 24th day of November, 1999.


                                                CYPRESS COMMUNICATIONS, INC.


                                                By: /s/ R. Stanley Allen
                                                   -------------------------
                                                    R. Stanley Allen
                                                    Chief Executive Officer